UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83-2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Braintree Hill Office Park, Suite 101

Braintree, Massachusetts 02184

(Address of principal executive offices) (Zip Code)

(781) 848-3733

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, EngageSmart, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 147,034,598 of the Company’s common stock were present by means of remote communication or represented by proxy at the Annual Meeting, representing approximately 90.54% percent of the Company’s outstanding common stock as of the March 25, 2022 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022.

Proposal 1 — Election of three Class I directors for a term of office expiring on the date of the annual meeting of stockholders in 2025 and until such director’s respective successors is elected and qualified or until such director’s earlier death, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Deborah A. Dunnam	139,223,470	3,039,104	4,772,024
Preston McKenzie	138,972,105	3,290,469	4,772,024
Diego Rodriguez	141,992,458	270,116	4,772,024

Proposal 2— Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
147,024,070	9,996	532	0

Based on the foregoing votes, Deborah A. Dunnam, Preston McKenzie and Diego Rodriguez were elected as Class I directors and Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EngageSmart, Inc.

Date: May 25, 2022	By:	/s/ Scott Semel
	Name:	Scott Semel
	Title:	Senior Vice President, General Counsel and Secretary